SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 23, 2005

                      INTREPID TECHNOLOGY & RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)


             IDAHO                    00-27845               84-1304106
  (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)            File Number)         Identification No.)


      501 WEST BROADWAY, SUITE 200, IDAHO FALLS, IDAHO         83402
          (Address of principal executive offices)           (Zip code)

     Registrant's telephone number, including area code:   (208) 529-5337


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ITEM 5.02 (C).  APPOINTMENT AND CHANGE IN PRINCIPAL OFFICERS

On May 22, 2006, the Board of Directors appointed Michael W. Parker as the new Chairman of the Board, D. Lynn Smith as Vice Chairman, Dennis D. Keiser as Chief Executive Officer, Jacob D. Dustin as President and Chief Operating Officer, and Bradley J. Frazee, a non-director, as acting Secretary. These individuals assumed the responsibilities of the offices indicated effective May 23, 2006.

Michael W. Parker, a shareholder since 2001, is a retired Air Force Lieutenant Colonel and for the past five years and has been a self-employed entrepreneur and investor. During his diverse 20-year career he worked in areas ranging form aviation, engineering, special operations and program management. He is a veteran of Operations Desert Shield, Desert Storm (Gulf War I) and Southern watch. Since his retirement in 2000, he spends his time managing his numerous business interests and traveling between his homes in Lake County, Montana and Bay St. Louis, Mississippi. He has been a shareholder of the Company and an enthusiastic and vocal advocate of Intrepid Technology and Resources, Inc., since the Company's inception. Mr. Parker has not been appointed to any of the Company's committees and there are no related party transactions.

D. Lynn Smith, a director since 2002, and chairman of the audit committee has over thirty years experience as a Certified Public Accountant and partner in Galusha, Higgins & Galusha, P.C, of Idaho Falls, Idaho, a regional public accounting firm. Experience includes audit, tax, individual and business litigation support and individual and business planning with a special emphasis on agriculture and agribusiness.

Dennis D. Keiser has served the Company as a director and was its president and chief executive officer since 2002. In 2001, he was a founder of Western Technology Management, which ultimately merged into the Company. Prior to that he managed a Science and Technology Laboratory for the United States Department of Energy, involved in energy and environmental research and development. He has corporate Executive experience in science, engineering and business management spanning three decades and has managed large technical and business operations with Fortune 500 companies.

Jacob D. Dustin has served as a director, vice president, secretary and treasurer of the Company since 2002. From 1999 to 2000 Bechtel Corporation at the Idaho National Engineering and Environmental Laboratory employed him. From 1995 to 1999 he was an employed by Parsons, an architectural and engineering firm. In 1995 he retired from the United States Air Force with the rank of Colonel. He brings thirty years of experience in operational and engineering leadership positions managing large, diverse groups of engineers, scientists and technicians and programs with annual budgets in excess of $100M.

Bradley J. Frazee has served as the Company's Alternative Energy and Biofuels Division Manager since 2002. He brings over 20 years of project and management and operations experience with corporations such as Westinghouse, Lockheed Martin, and Bechtel to the Company. Brad has been instrumental over his career in bringing major chemical and nuclear systems through construction and into production.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2006                      INTREPID TECHNOLOGY & RESOURCES, INC.


                                         By:    /s/ Jacob D. Dustin
                                                --------------------------------
                                         Name:  Jacob D. Dustin
                                         Title: President and Director